EXHIBIT 99.1

POOLCORP HOSTS INVESTOR DAY
AND REPORTS THIRD QUARTER SALES ON TRACK

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COVINGTON, LA (September 28, 2006) Pool Corporation (the “Company” or “POOL”) (Nasdaq/GSM: POOL) announced today it will host an Investor Day on Friday, September 29 at the Hilton Times Square in New York City. The investor day is by invitation only. Presentations are slated to begin at 10:00 AM and continue through 3:00 PM EDT. Management will be presenting an overview of the Company together with an update on its major growth initiatives. An audio webcast and presentation slides will be available at the Company’s website www.poolcorp.com. A complete transcript will be available on the website within two business days of the event.

The Company will be reporting its third quarter 2006 results on Thursday, October 19, 2006. Presently, the Company reports that third quarter sales performance is on track and it remains confident in its industry growth opportunities.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOL operates over 270 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers. For more information about POOL, please visit www.poolcorp.com.

This news release may include “forward-looking” statements that involve risk and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including the sensitivity of the swimming pool supply business to weather conditions and other risks detailed in POOL’s 2005 Form 10-K filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
Treasurer
985.801.5117
craig.hubbard@poolcorp.com